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                                                                    Exhibit 23.2


                        Consent of Independent Auditors



The Board of Directors
Impac Funding Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG LLP


Orange County, California
June 19, 2001